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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-A/A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                         Flow International Corporation
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             (Exact name of registrant as specified in its charter)

                 Washington                             91-1104842
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

               23500 - 64th Avenue South, Kent, Washington  98032
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                    (Address of principal executive offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. / /

Securities Act registration statement file number to which this Form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class     Name of each exchange on which
           to be so registered     each class is to be registered
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                   None

Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Stock Purchase Rights
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                                 (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Effective September 1, 1999, Flow International Corporation amended its Preferred Share Purchase Rights Plan and the Rights issued pursuant to the Plan, first adopted by the company on June 7, 1990.

     The Plan, by its terms, and the Rights, would have expired June 17, 1990. The amendment extends the term of the Plan and the Rights for another ten year period expiring September 1, 2009. The amended terms of the Rights are set forth in the Amended and Restated Rights Agreement dated as of September 1, 1999 between Flow International Corporation and ChaseMellon Shareholder Services, L.L.C.

ITEM 2.  EXHIBITS

1.1  Form of Right Certificate.  (Incorporated by reference to Exhibit B to
     Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated September 1, 1999)

1.2 Amended and Restated Rights Agreement dated as of September 1, 1999 between Flow International Corporation and ChaseMellon Shareholder Services, L.L.C. (Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated September 1, 1999)




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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 14, 1999              FLOW INTERNATIONAL CORPORATION



                                        By: /s/ John S. Leness
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                                           John S. Leness
                                           General Counsel and Secretary





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                               INDEX TO EXHIBITS

EXHIBIT NO.     DESCRIPTION

    1.1 Form of Right Certificate. (Incorporated by reference to Exhibit B to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated September 1, 1999)

    1.2 Amended and Restated Rights Agreement dated as of September 1, 1999 between Flow International Corporation and ChaseMellon Shareholder Services, L.L.C. (Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated September 1, 1999)







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